Exhibit 99.1

PRESS RELEASE

Contact:  Kevin M. Hackett

Ezenia! Inc.

Investor Relations

investorrelations@ezenia.com

EZENIA! INC. Announces 2009 Second Quarter Financial Results

Nashua, N.H., August 10, 2009 – Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time collaboration solutions for corporate and government networks, today reported its financial results for the second quarter ended June 30, 2009.

Revenue was approximately $907,000 for the second quarter of 2009 and $1.9 million for the six months ended June 30, 2009, a decrease of 47.8% and 46.6% from the same periods ended June 30, 2008, respectively.  Loss of intelligence community (IC) and Department of Defense (DOD) revenue, due primarily to redirections in legacy collaborative solution selections, continues to impact our annual subscription revenue.

Operating results yielded losses of approximately $1.0 million for the second quarter and $1.9 million for the six months ended June 30, 2009, compared to losses of $920,000 and $1.5 million for the same periods in 2008, respectively.  Operating costs declined to approximately $1.5 million for the second quarter and $3.0 million for the first half of the year ended June 30, 2009, compared to $2.0 million and $3.7 million for the same periods ended June 30, 2008, respectively.  The decline in spending, virtually across the board, was attributed to reductions in employee related compensation costs, consulting expenses, supplies, occupancy and depreciation.

Net losses were approximately $964,000, or ($0.07) per share, for the second quarter and $1.9 million, or ($0.13) per share, for the first half of the year ended June 30, 2009, as compared to net losses of approximately $883,000, or ($0.06) per share, and $1.4 million, or ($0.10) per share, for the same periods in 2008, respectively.

“The disappointing shortfall in revenue this quarter and for the first half of the year is directly attributed to the booking shortfalls from key accounts and procurement difficulties that we continue to face, due to the previously established DISA sponsored selection programs,” noted Mr. Khoa Nguyen, Chairman and Chief Executive Officer of Ezenia. “Even with this decline in revenue and lack of income, we were able to preserve cash to approximately $6.4 million for the six months ended June 30, 2009 from $6.7 million for the year ended December 31, 2008, a drop of less than 5%”.  Mr. Nguyen further noted, “The preservation of cash was mostly due to the collection of receivable balances and continued efforts to reduce expenses. The Company continues to focus on containing operating expense control, seek new sales opportunities both in traditional markets and adjacent markets, and foster new relationships with strategic resellers and system integrators. More recently, we have set up a Board of Advisors with distinguished members to help the Company in this endeavor. We are striving to preserve cash and return to profitability as expeditiously as possible, while balancing prudent investments against tight expense control.”

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate

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networks and eGovernment. By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance. Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant messaging, white boarding, screen sharing and text chat. The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication and accelerate the decision-making process. More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com.

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook,  expense control and cash preservation efforts, pursuit of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of IWS and other new products including the acceptance of IWS in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at http:// www.ezenia.com.

EZENIA! INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share related data)

(Unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$6,434	$6,774
Accounts receivable, less allowances of $28 at June 30, 2009 and at December 31, 2008	341	771
Prepaid software licenses	910	1,125
Prepaid expenses and other current assets	160	186
Total current assets	7,845	8,856

Deposits	15	15
Equipment and improvements, net	159	243
Total assets	$8,019	$9,114

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$271	$257
Accrued expenses	1,669	1,674
Accrued restructuring	215	287
Accrued employee compensation and benefits	215	150
Deferred revenue	1,760	1,326
Total current liabilities	4,130	3,694

Stockholders’ equity
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 15,417,754 issued and 14,658,217 outstanding at June 30, 2009 and at December 31, 2008	154	154
Capital in excess of par value	65,957	65,586
Accumulated deficit	(59,277)	(57,375)
Treasury stock at cost, 759,537 shares at June 30, 2009 and December 31, 2008	(2,945)	(2,945)
Total stockholders’ equity	3,889	5,420
Total liabilities and stockholders’ equity	$8,019	$9,114

EZENIA! INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share related data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenues
Product revenue	$888	$1,739	$1,862	$3,532
Product development revenue	19	—	34	16
	907	1,739	1,896	3,548
Cost of revenues
Cost of product revenue	391	676	851	1,364
Cost of product development revenue	8	—	14	—
	399	676	865	1,364

Gross profit	508	1,063	1,031	2,184

Operating expenses
Research and development	462	557	960	1,065
Sales and marketing	284	574	534	1,093
General and administrative	654	712	1,266	1,251
Depreciation	43	61	85	120
Occupancy and other facilities-related expenses	67	79	132	162
Total operating expenses	1,510	1,983	2,977	3,691

Loss from operations	(1,002)	(920)	(1,946)	(1,507)

Interest income	14	40	30	91
Other expense	24	(3)	14	(21)
	38	37	44	70

Net loss	$(964)	$(883)	$(1,902)	$(1,437)

Basic and diluted loss per share:
Basic	$(0.07)	$(0.06)	$(0.13)	$(0.10)
Diluted	$(0.07)	$(0.06)	$(0.13)	$(0.10)
Weighted average common shares:
Basic	14,658,217	14,608,696	14,658,217	14,553,189
Diluted	14,658,217	14,608,696	14,658,217	14,553,189